Exhibit 99.2
ANADYS PHARMACEUTICALS, INC. PRICES PUBLIC OFFERING OF COMMON STOCK
San Diego, October 15, 2010 — Anadys Pharmaceuticals, Inc. (Nasdaq: ANDS) announced today the pricing of its underwritten public offering of 13,888,889 shares of its common stock at a price to the public of $1.80 per share. The gross proceeds to Anadys from this offering are expected to be approximately $25.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about October 20, 2010, subject to customary closing conditions. Anadys has also granted the underwriter a 30-day option to purchase up to an aggregate of 2,083,333 additional shares of common stock to cover over-allotments, if any. All of the shares in the offering are to be sold by Anadys.
Lazard Capital Markets LLC is acting as sole book-running manager in the offering. Anadys intends to use the net proceeds from the offering to support a Phase IIb study of ANA598, which Anadys is on track to commence early in the first quarter of 2011, as well as for general corporate purposes, including working capital.
The securities described above are being offered by Anadys pursuant to a shelf registration statement and an accompanying prospectus previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on April 23, 2009. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. When available, copies of the final prospectus supplement relating to these securities may also be obtained from the offices of Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Anadys
Anadys Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C. Anadys believes hepatitis C represents a large unmet medical need in which meaningful improvements in treatment outcomes may be attainable with the introduction of new medicines. Anadys is developing ANA598, a direct-acting antiviral or DAA, for the treatment of hepatitis C. In an ongoing Phase II study, Anadys has completed 12 weeks of dosing ANA598 added to current standard of care. Anadys has also investigated the potential of ANA773, an oral, small-molecule inducer of endogenous interferons that acts via the Toll like receptor 7, or TLR7, pathway in hepatitis C.
Safe Harbor Statement
Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Anadys’ expectations regarding the completion, timing and size of its proposed public offering, Anadys’ expected gross proceeds from the offering, Anadys’ expected use of proceeds from the offering, Anadys’ development programs including the anticipated timing for commencement of its Phase IIb study of ANA598, and Anadys’ ability to develop novel medicines in the area of hepatitis C. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause Anadys’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. For example, there are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering. In addition, the results of preclinical and early clinical studies may not be predictive of future results, and Anadys cannot provide any assurances that ANA598 or ANA 773 will not have unforeseen safety issues, will have favorable results in future clinical trials or will receive regulatory approval. Risk factors that may cause actual results to differ are discussed in Anadys’ SEC filings. All forward-looking statements are qualified in their entirety by this cautionary statement. Anadys is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Investor Contact: Amy Conrad Anadys Pharmaceuticals, Inc. (858) 530-3607 aconrad@anadyspharma.com	Media Contact: Ian Stone or David Schull Russo Partners, LLC (619) 528-2220 ian.stone@russopartnersllc.com david.schull@russopartnersllc.com